EXHIBIT 10.08
EXECUTION COPY

SECOND AMENDMENT, dated as of September 10, 2007 (“Amendment”), to and under CREDIT AND SECURITY AGREEMENT, dated as of July 28, 2004 (as amended from time to time, the “Credit Agreement”), by and among AMERICAN/UNIVERSAL SUPPLY, INC., a New York corporation (“American”), THE RAL SUPPLY GROUP, INC., a New York corporation (“RAL”), UNIVERSAL SUPPLY GROUP, INC., a New York corporation (“Universal”; American, RAL and Universal are each individually referred to as a “Borrower” and are collectively referred to as the “Borrowers”), S&A PURCHASING CORP., a New York corporation, to be renamed S&A Supply, Inc. immediately following the consummation of the transactions contemplated by the Purchase Agreement (as defined below) (“S&A”; each Borrower and S&A are individually referred to as a “Loan Party” and are collectively referred to as the “Loan Parties”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, as successor to Wells Fargo Business Credit, Inc. (the “Lender”).  Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, the Borrowers and Colonial have made in favor of the Lender that certain Guaranty By Corporations, dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Guaranty”);

WHEREAS, S&A is party to that certain Asset Purchase Agreement dated as of September 10, 2007 (the “Purchase Agreement”), among S&A, S&A Supply, Inc., a Massachusetts corporation, S&A Realty, Inc., a Massachusetts corporation, S&A Management, Inc., a Massachusetts corporation, Nancy A. Mead (“Nancy”), Nancy and Thomas H. Mead, as trustees of The Discretionary Trust under The Rodney P. Mead Revocable Trust, dated January 12, 1999, Sarah Mead, Brian Mead, Adam Mead and Colonial, pursuant to which S&A shall purchase certain assets of S&A Supply, Inc. and S&A Management, Inc.;

WHEREAS, S&A desires to become a party to the Credit Agreement, the Guaranty and the other Loan Documents to which any Borrower is a party; and

WHEREAS, the Loan Parties have requested, among other things, that the Lender (i) increase the Maximum Line to Twenty-Five Million Dollars ($25,000,000) and the inventory sublimit to Thirteen Million Five Hundred Thousand Dollars ($13,500,000), (ii) provide the Borrowers with an overadvance sublimit up to Five Hundred Thousand Dollars ($500,000) and a Structural Sublimit up to One Million Dollars ($1,000,000) and (iii) extend the maturity date of the Credit Agreement, and the Lender has agreed to the foregoing requests, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties and the Lender hereby agree as follows:

Section One.  Addition of S&A as a Borrower.  Effective upon satisfaction of the conditions precedent set forth in Section Four hereof, S&A hereby agrees with the Lender as follows:

(i)           S&A hereby acknowledges, agrees and confirms that, by its execution of this Amendment, S&A will be deemed to be a party to the Credit Agreement, the Guaranty and each of the other Loan Documents to which any Borrower is a party and a “Borrower” and a “Guarantor” for all purposes of the Credit Agreement, the Guaranty and such other Loan Documents, and shall have all of the obligations of a Borrower or a Guarantor, as the case may be, thereunder as if it had executed the Credit Agreement, the Guaranty and such other Loan Documents on the respective dates thereof.  S&A hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers and the Guarantors, as the case may be, contained in the Credit Agreement, the Guaranty and such other Loan Documents.

(ii)           Without limiting generality of the foregoing terms of paragraph (i), S&A hereby pledges, assigns and grants to the Lender a security interest in and a Lien upon all of the Collateral, as security for the payment and performance of the Obligations.  S&A acknowledges and agrees that, in applying the law of any jurisdiction and the provisions of Article 9 of the Uniform Commercial Code of any jurisdiction, the defined term Collateral covers all assets of S&A.  The Lender may at any time and from time to time file, pursuant to the provisions of Section 3.9 of the Credit Agreement, financing and continuation statements and amendments thereto reflecting the same.

(iii)           S&A hereby represents and warrants to the Lender that:

(a)           During its existence, S&A has done business solely under the names set forth in Schedule 1 hereto.  S&A’s chief executive office and principal place of business is, and after giving effect to the transactions contemplated by the Purchase Agreement will be, located at the address set forth in Schedule 1 hereto, and all of S&A’s records relating to its business or the Collateral are kept at that location.  All Inventory and Equipment is, and after giving effect to the transactions contemplated by the Purchase Agreement will be, located at that location or at one of the other locations set forth in Schedule 1 hereto, which such locations are owned or leased by S&A, as indicated on Schedule 1 hereto.  S&A’s tax identification number is correctly set forth in Schedule 1 hereto.

(b)           Set forth on Schedule 2 hereto is a list of all Subsidiaries of S&A.

(c)           Set forth on Schedule 3 is a list of all actions, suits or proceedings pending, or to the knowledge of S&A, threatened against or affecting S&A or the properties of S&A before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to S&A, could have a Material Adverse Effect.

(d)           To the best of S&A’s knowledge, except as disclosed on Schedule 4 hereto, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

(e)           The exact legal name and jurisdiction of formation of S&A on the date hereof is as set forth in the first paragraph of this Amendment.

(f)           Except as set forth on Schedule 5 hereto, S&A has not during the five years preceding the date hereof (i) changed its legal name, (ii) changed its jurisdiction of formation or (iii) been party to a merger, consolidation or other change in structure.

(g)           S&A possesses all of the licenses, permits, patents, copyrights, trademarks and tradenames necessary to conduct its business, there has been no assertion or claim of violation or infringement with respect thereto and all such licenses, permits, patents, copyrights, trademarks and tradenames are listed on Schedule 6 hereto.  S&A has paid all licensing and permit fees required to maintain all of the licenses and permits necessary for it to conduct its business as presently conducted.

(h)           Except as set forth on Schedule 7 hereto and except for Permitted Liens, there are no Liens upon any of S&A’s assets.

(i)           Debt of S&A in existence on the date hereof and after giving effect to the transactions contemplated by the Purchase Agreement  is listed on Schedule 8 hereto.

(j)           Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and after giving effect to the transactions contemplated by the Purchase Agreement are listed on Schedule 9 hereto.

(k)           Loans and advances to, and investments and other interests in, any other Person in existence on the date hereof and after giving effect to the transactions contemplated by the Purchase Agreement are listed on Schedule 10 hereto.

Section Two.  Amendments to Credit Agreement.  Effective upon satisfaction of the conditions precedent set forth in Section Four hereof, the Credit Agreement is hereby amended as follows:

(i)           Section 1.1.  Definitions.  (1) The following defined terms contained in Section 1.1 of the Credit Agreement are amended and restated as follows:

“Banking Day” means a day on which the Lender is open for business that is not a Saturday, Sunday or other day on which banks are required or permitted to be closed in Minneapolis, Minnesota, or New York, New York and, if such day relates to a LIBOR Advance, a day on which dealings are carried on in the London interbank eurodollar market.

“Borrowing Base” means, with respect to any Borrower at any time, and subject to change from time to time in the Lender’s sole discretion, which discretion shall be exercised in a commercially reasonable manner, the lesser of:

(a)           the Maximum Line, minus the L/C Amount, minus the aggregate principal amount of outstanding Advances made to the other Borrowers; or

(b)           the sum of:

(i)	eighty-five percent (85%) of such Borrower’s Eligible Accounts, plus

(ii)
the lesser of: (A) up to fifty-seven percent (57%) of the lower of the cost or fair market value, as determined in accordance with GAAP, of such Borrower’s Eligible Inventory, but in no event to exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00), minus the aggregate principal amount of outstanding Advances made to the other Borrowers pursuant to this clause (ii), and (B) up to ninety-five percent (95%) of the liquidation value of such Borrower’s Eligible Inventory, net of liquidation and other related expenses, as determined by the Lender in its sole discretion, which discretion shall be exercised in a commercially reasonable manner, but in no event to exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00), minus the aggregate principal amount of outstanding Advances made to the other Borrowers pursuant to this clause (ii), plus

(iii)	the amount of the Structural Sublimit then in effect, minus the aggregate principal amount of outstanding Advances made to the other Borrowers pursuant to this clause (iii), plus

(iv)	the amount of the Overadvance Sublimit then in effect, minus the aggregate principal amount of outstanding Advances made to the other Borrowers pursuant to this clause (iv), minus

(v)
the amount of the Landlord Reserve then in effect, apportioned among the Borrowers in such manner as the Lender may determine from time to time in its sole discretion, which discretion shall be exercised in a commercially reasonable manner, minus

(vi)
the amount of the Availability Reserve then in effect, apportioned among the Borrowers in such manner as the Lender may determine from time to time in its sole discretion, which discretion shall be exercised in a commercially reasonable manner, minus

(vii)	the portion of the L/C Amount relating to Letters of Credit issued for such Borrower’s account, plus, the aggregate L/C Amount relating to Letters of Credit issued for the other Borrowers, minus

(viii)	such other reserves as the Lender may establish from time to time in its sole discretion, which discretion shall be exercised in a commercially reasonable manner.

Notwithstanding the foregoing, in the event that dilution for all Accounts during any ninety (90) consecutive day period, expressed as a percentage, as determined by the Lender in its sole discretion, exercised in a commercially reasonable manner, pursuant to its periodic examination of the Borrowers’ collateral reports and/or books and records, exceeds four percent (4%), then the Lender, in its sole discretion, may implement and maintain such reserves and/or reduce the advance percentages used in determining the Borrowing Base to adjust for such excess.

“Default Rate” means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate or the LIBOR Advance Rate, as the case may be, as such rate may change from time to time.

“Floating Rate” means, with respect to all Floating Rate Advances, an annual rate equal to the Prime Rate minus one-quarter of one percent (¼ of 1%); provided, that if the Borrowers’ Net Income for the fiscal year ending on or about December 31, 2007 exceeds One Million Dollars ($1,000,000), the Floating Rate shall be an annual rate equal to the Prime Rate minus one-half of one percent (½ of 1%), which annual rate, in each case, shall change when and as the Prime Rate changes.  Such reduction, if any, in the Floating Rate shall become effective on the first calendar day of the month following the month of receipt by the Lender of the unaudited financial statements for the fiscal year ending on or about December 31, 2007 as required under Section 6.1(a); provided, however, that such reduction shall become effective, retroactive, as of the first calendar day of the month of receipt by the Lender of such financial statements, if such financial statements are received by the Lender prior to the 25th day of such month; provided, further, that (i) no such reduction in the Floating Rate will be made if a Default Period exists at the time that such reduction would otherwise be made and (ii) if such financial statements are amended or restated and such amended or restated financial statements do not indicate that the Borrowers’ Net Income for the fiscal year ending on or about December 31, 2007 exceeded One Million Dollars ($1,000,000), the Floating Rate shall be increased to the Prime Rate minus one-quarter of one percent (¼ of 1%) effective as of the date on which the Floating Rate was previously reduced and the Borrowers shall immediately pay to the Lender interest on the outstanding Advances at such higher Floating Rate from the effective date of such increase to the extent such interest has not been paid.

“Original Maturity Date” means August 1, 2012.

“Overadvance Sublimit” means, from the period beginning on April 1 and ending on July 31 of each calendar year during the term of this Agreement, the amount of Five Hundred Thousand Dollars ($500,000), which amount shall be automatically reduced each week by the amount of One Hundred Thousand Dollars ($100,000) on August 1 of such calendar year and on each corresponding day of each following week thereafter, until reduced to zero (-0-).

“Structural Sublimit” means, on the Acquisition Date, the sum of One Million Dollars ($1,000,000), which amount shall be automatically and permanently reduced on the first day of each month, beginning with the month of November 2007, by the sum of Forty-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($41,666.67), until reduced to zero (-0-).

(2)           The following defined terms are added to Section 1.1 of the Credit Agreement in their proper alphabetical sequence:

“Acquisition Date” means the Closing Date as defined in the Purchase Agreement.

“Floating Rate Advance” means an Advance bearing interest at the Floating Rate.

“Interest Period” means the period that commences on (and includes) the Banking Day on which either a LIBOR Advance is made or continued, or on which a Floating Rate Advance is converted to a LIBOR Advance, and ending on (but excluding) the Banking Day numerically corresponding to such date that is one, three, six, or twelve months thereafter as designated by the Borrower, during which period the outstanding principal balance of the LIBOR Advance shall bear interest at the LIBOR Advance Rate; provided, however, that:

(a) no Interest Period may be selected for an Advance for a principal amount less than Five Hundred Thousand Dollars ($500,000), and no more than three (3) different Interest Periods may be outstanding at any one time;

(b) if an Interest Period would otherwise end on a day which is not a Banking Day, then the Interest Period shall end on the next Banking Day thereafter, unless that Banking Day is the first Banking Day of a month, in which case the Interest Period shall end on the last Banking Day of the preceding month;

(c) no Interest Period may end later than the Original Maturity Date; and

(d) in no event shall the Borrower select Interest Periods with respect to Advances which, in the aggregate, would require payment of a contracted funds breakage fee under this Agreement in order to make required principal payments.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/16th of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(i) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by the Lender as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Lender for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of an Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies.  The Borrowers understand and agree that the Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Lender in its discretion deems appropriate including the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(ii) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the applicable Interest Period.

“LIBOR Advance” means an Advance bearing interest at the LIBOR Advance Rate.

“LIBOR Advance Rate” means, with respect to all LIBOR Advances, an annual interest rate equal to the sum of LIBOR plus two and one-half of one percent (2.5%); provided, that if the Borrowers’ Net Income for the fiscal year ending on or about December 31, 2007 exceeds One Million Dollars ($1,000,000), the LIBOR Advance Rate shall be an annual rate equal to the sum of LIBOR plus two and one-quarter of one percent (2.25%), such reduction, if any, in the LIBOR Advance Rate to become effective on the first calendar day of the month following the month of receipt by the Lender of the unaudited financial statement for the fiscal year ending on or about December 31, 2007 as required under Section 6.1(a); provided, however, that such reduction shall become effective, retroactive, as of the first calendar day of the month of receipt by the Lender of such financial statements, if such financial statements are received by the Lender prior to the 25th day of such month; provided, further, that (i) no such reduction in the LIBOR Advance Rate will be made if a Default Period exists at the time that such reduction would otherwise be made and (ii) if such financial statement is amended or restated and such amended or restated financial statement does not indicate that the Borrowers’ Net Income for the fiscal year ending on or about December 31, 2007 exceeded One Million Dollars ($1,000,000), the Lender may increase the LIBOR Advance Rate to LIBOR plus two and one-half of one percent (2.5%) effective as of the date on which the LIBOR Advance Rate was previously reduced and the Borrowers shall immediately pay to the Lender interest on the outstanding Advances at such higher LIBOR Advance Rate from the effective date of such increase to the extent such interest has not been paid.

“Purchase Agreement” means that certain Asset Purchase Agreement dated as of September 10, 2007, among S&A Purchasing Corp., a New York corporation, S&A Supply, Inc., a Massachusetts corporation, S&A Realty, Inc., a Massachusetts corporation, S&A Management, Inc., a Massachusetts corporation, Nancy A. Mead (“Nancy”), Nancy and Thomas H. Mead, as trustees of The Discretionary Trust under The Rodney P. Mead Revocable Trust, dated January 12, 1999, Sarah Mead, Brian Mead, Adam Mead and Colonial, pursuant to which S&A shall purchase certain assets of S&A Supply, Inc.

(ii)           Section 2.1.  Revolving Advances.  Sections 2.1(a) and (b) of the Credit Agreement are amended and restated as follows:

(a) The Borrowing Agent will not request any Advance on behalf of a Borrower under this Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances made to such Borrower under this Section 2.1 would exceed such Borrower’s Borrowing Base.  Each Advance shall be funded as either a Floating Rate Advance or a LIBOR Advance, as the Borrowing Agent shall specify in a request delivered to the Lender conforming to the requirements of Section 2.2(b); Floating Rate Advances and LIBOR Advances may be outstanding at the same time.  Each request for a LIBOR Advance shall be in multiples of One Hundred Thousand Dollars ($100,000), with a minimum request of at least Five Hundred Thousand Dollars ($500,000), provided that the Borrowing Agent may not request a LIBOR Advance if after giving effect thereto the aggregate principal amount of outstanding LIBOR Advances would exceed seventy-five percent (75%) of the aggregate principal amount of all outstanding Advances.  LIBOR Advances shall not be available during Default Periods.

(b) Each request by the Borrowing Agent for an Advance from the Lender shall be made before 11:00 a.m. (New York time) of the day of the requested Advance. Requests may be made in writing or by telephone, specifying the Borrower on behalf of which such Advance is being requested, the date of the requested Advance,  the amount thereof, whether the Advance shall be a Floating Rate Advance or a LIBOR Advance and, with respect to any LIBOR Advance, the Interest Period applicable thereto.  Each request shall be made by (A) any Authorized  Officer of the Borrowing Agent; or (B) any person designated as the Borrowing Agent’s agent by any Authorized Officer of the Borrowing Agent in a writing delivered to the Lender; or (C) any person whom the Lender reasonably believes to be an Authorized Officer of the Borrowing Agent or such a designated agent.

(iii)           Section 2.3.  Reduction of Structural Sublimit; Mandatory Prepayment of Structural Sublimit Advances.  Section 2.3 of the Credit Agreement is amended and restated as follows:

Section 2.3  [RESERVED]

(iv)           Section 2.7.  Interest; Default Interest; Usury.  Section 2.7(a) of the Credit Agreement is amended and restated as follows:

(a) Interest.  Except as set forth in paragraphs (b) and (c) below and in Section 2.21, the outstanding principal amount of the Advances shall bear interest at the Floating Rate.

(v)           Section 2.8.  Fees.  Sections 2.8(b) and (c) of the Credit Agreement are amended and restated as follows:

(b) Collateral Monitoring Fees.  The Borrowers jointly and severally agree to pay the Lender a monthly collateral monitoring fee of $500 per month.  Such fee shall be payable and charged to the Borrowers’ accounts on the first day of each month with respect to the prior month.

(c) Unused Line Fee.  In the event the average closing daily unpaid aggregate balance of all Advances hereunder during any calendar month is less than Twenty Million Dollars ($20,000,000), the Borrowers jointly and severally agree to pay to the Lender a fee at a rate per annum equal to one-quarter of one percent (¼ of 1%) on the amount by which Twenty Million Dollars ($20,000,000) exceeds such average daily unpaid aggregate balance. Such fee shall be payable and charged to the Borrowers’ accounts on the first day of each month with respect to the prior month.  In the event that the Credit Facility is terminated on any day other than the first day of a month, the unused line fee for the month in which the Credit Facility is terminated shall be calculated for the portion of that month which elapsed prior to termination and shall be payable on the Termination Date.

(vi)         Section 2.9.  Computation of Interest and Fees; When Interest Due and Payable.  Section 2.9 of the Credit Agreement is amended and restated as follows:

Section 2.9  Computation of Interest and Fees; When Interest Due and Payable.  Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.  Interest shall be payable in arrears on the first day of each month and on the Termination Date (each an “Interest Payment Date”), or if any such day is not a Banking Day, on the next succeeding Banking Day.  Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date.  If an Interest Payment Date is not a Banking Day, payment shall be made on the next succeeding Banking Day. Interest accruing on each LIBOR Advance shall be due and payable on the last day of the applicable Interest Period; provided, however, for Interest Periods that are longer than one month, interest shall nevertheless be due and payable monthly on the last day of each month, and on the last day of the Interest Period.

(vii)           Section 2.11.  Prepayment; Termination of Credit Facility by the Borrowers; Termination Fees; Breakage Fees.  Section 2.11 of the Credit Agreement is amended by (i) amending and restating paragraph (a) and (ii) adding a new paragraph (d) to the end thereof as follows:

(a) Termination by the Borrowers.  Upon termination of the Credit Facility on the Maturity Date, the Borrowers shall provide the Lender with an executed release, in form and substance satisfactory to the Lender, of any and all claims which each Borrower may have or thereafter have under this Agreement, any Loan Document or otherwise.  The Borrowers may terminate the Credit Facility at any time by: (A) giving at least thirty (30) days’ prior written notice to the Lender of their intention to terminate the Credit Facility; (B) paying the Lender termination fees and contracted funds breakage fees in accordance with subsections (b) and (d), respectively, below if the Borrowers terminate the Credit Facility effective as of any date other than the Maturity Date; and (C) providing the Lender with an executed release in form and substance satisfactory to the Lender, of any and all claims which each Borrower may have or thereafter have under this Agreement, any Loan Document or otherwise.

(d) Breakage Fees.  The Borrowers may prepay the principal amount of the Revolving Note at any time in any amount, whether voluntarily or by acceleration, provided, however, that if the principal amount of any LIBOR Advance is prepaid, the Borrowers shall pay to the Lender immediately upon demand a contracted funds breakage fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which the related Interest Period ends, calculated as follows for each such month:

(i)         Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the applicable Interest Period.

(ii)           Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period at LIBOR in effect on the date of prepayment for new loans made for such term in a principal amount equal to the amount prepaid.

(iii)           If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

The Borrowers acknowledge that prepayment of the Revolving Note and any LIBOR Advance may result in the Lender incurring additional costs, expenses or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses or liabilities.  The Borrowers therefore agree to pay the above-described contracted funds breakage fee and agrees that said amount represents a reasonable estimate of the contracted funds breakage costs, expenses and/or liabilities of the Lender.

(viii)           Section 2.12.  Section 2.12 of the Credit Agreement is amended and restated as follows:

Section 2.12    Mandatory Prepayments.  Without notice or demand, if the outstanding principal balance of the Advances made to any Borrower, plus the L/C Amount allocable to such Borrower, shall at any time exceed such Borrower’s Borrowing Base, the Borrowers shall immediately repay the Advances to the extent necessary to eliminate such excess.  Any payment received by the Lender under this Section 2.12 or under Section 2.11 may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses hereunder and under the other Loan Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.  In furtherance and not in limitation of Section 2.3, the Borrowers jointly and severally agree to permanently repay the aggregate principal balance of the Structural Sublimit Advances (i) on the first Banking Day of each month, beginning with the month of November  2007, by an amount equal to Forty-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($41,666.67), until the aggregate principal balance of the Structural Sublimit Advances shall be reduced to zero (-0-).  In furtherance and not in limitation of Section 2.3, the Borrowers jointly and severally agree to repay the aggregate principal balance of the outstanding Overadvances, if any, weekly by an amount equal to One Hundred Thousand Dollars ($100,000.00) beginning on August 1 of each year and on the corresponding day of each week thereafter, until the aggregate principal balance of the Overadvances shall be reduced to zero (-0-).

(ix)           Section 2.13.  Payments.  Section 2.13 of the Credit Agreement is amended and restated as follows:

Section 2.13    Payments.  Any payments of principal, interest, fees or any other amounts payable hereunder or under any other Loan Document shall be made to the Lender prior to 12:00 noon New York time on the due date thereof in immediately available funds.  All payments to the Lender shall be made in immediately available funds. For purposes of determining the balance of the Advances outstanding, the Lender will credit (conditional upon final collection) all such payments to the  account of the Borrowers upon receipt by the Lender of good funds in dollars of the United States of America in the Lender’s account, provided, however, for purposes of computing interest on the Obligations, the Lender will credit (conditional upon final collection) all such payments to the Borrowers’ account one (1) day after receipt by Lender of such immediately available funds in dollars of the United States of America in the Lender’s account.  Any amount received by the Lender after 12:00 noon New York time on any Banking Day shall be deemed received on the next Banking Day.  The Lender may hold all payments not constituting immediately available funds for one (1) additional day before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrowers hereby authorize the Lender, in its discretion at any time or from time to time, without the request of any Borrower or the Borrowing Agent and even if the conditions set forth in Section 4.2 would not be satisfied, to make an Advance in an amount equal to the portion of the Obligations from time to time due and payable. Any sums expended by the Lender due to the failure of any Borrower to perform or comply with its obligations under this Agreement or any other Loan Document, including, but not limited to the payment of taxes, Liens, insurance premiums or leasehold obligations, shall be charged to the account of the Borrowers as an Advance and added to the Obligations; provided, that the Lender shall have no obligation to make any such payment and shall not by so doing be deemed to have assumed any obligation or liability of any Borrower.

(x)           Article II.  Amount and Terms of the Credit Facility.  Article II of the Credit Agreement is amended by adding a new Section 2.21 thereto as follows:

Section 2.21    LIBOR Advances.

(a) Converting Floating Rate Advances to LIBOR Advances; Procedures.  So long as no Default Period is in effect, the Borrowers may convert all or any part of the principal amount of any outstanding Floating Rate Advance into a LIBOR Advance by requesting that the Lender convert the same no later than 11:00 a.m. (New York time) on the Banking Day on which the Borrowers wish the conversion to become effective; provided that the Borrowers may not convert any outstanding Floating Rate Advance into a LIBOR Advance (i) if after giving effect thereto the aggregate principal amount of outstanding LIBOR Advances would exceed seventy-five percent (75%) of the aggregate principal amount of all outstanding Advances or (ii)  during Default Periods.  Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender and shall be confirmed in writing if the Lender so requests by any Officer or designated agent identified in Section 2.1(b) or a Person reasonably believed by the Lender to be such an Officer or designated agent, which request shall specify the Banking Day on which the conversion is to occur, the total amount of the Floating Rate Advance to be converted, and the applicable Interest Period.  Each such conversion shall occur on a Banking Day, and the aggregate amount of Floating Rate Advances converted to LIBOR Advances shall be in  multiples of One Hundred Thousand Dollars ($100,000), with a minimum conversion amount of at least Five Hundred Thousand Dollars ($500,000).

(b) Procedures at End of an Interest Period.  Unless the Borrowers request a new LIBOR Advance in accordance with the procedures set forth below, or prepay the principal of an outstanding LIBOR Advance at the expiration of an Interest Period, the Lender shall automatically and without request of the Borrowers convert each LIBOR Advance to a Floating Rate Advance on the last day of the relevant Interest Period.  So long as no Default exists, the Borrowers may cause all or any part of any maturing LIBOR Advance to be renewed as a new LIBOR Advance by requesting that the Lender continue the maturing Advance as a LIBOR Advance no later than the Cut-off Time on the Banking Day constituting the first day of the new Interest Period; provided that the Borrowers may not continue a LIBOR Advance as such (i) if after giving effect thereto the aggregate principal amount of outstanding LIBOR Advances would exceed seventy-five percent (75%) of the aggregate principal amount of all outstanding Advances or (ii) during Default Periods.  Each such request shall be confirmed in writing upon the Lender’s request by any Officer or designated agent identified in Section 2.1(b) or a Person reasonably believed by the Lender to be such an Officer or designated agent, which confirmation shall specify the amount of the expiring LIBOR Advance to be continued and the applicable Interest Period.  Each new Interest Period shall begin on a Banking Day and the amount of each LIBOR Advance shall be in multiples of One Hundred Thousand Dollars ($100,000), with a minimum Advance of at least Five Hundred Thousand Dollars ($500,000).

(c) Setting and Notice of Rates.  The Lender shall, with respect to any request for a LIBOR Advance under Section 2.1 or a conversion or renewal of a LIBOR Advance under this Section 2.21, provide the Borrowers with a LIBOR quote for each Interest Period identified by the Borrowers on the Banking Day on which the request was made, if the request is received by the Lender prior 11:00 a.m. (New York time), or for requests received by the Lender after 11:00 a.m. (New York time), on the next Banking Day or on the Banking Day on which the Borrowers have requested that the LIBOR Advance be made effective. If the Borrowers do not immediately accept a LIBOR quote, the quoted rate shall expire and any subsequent request from the Borrowers for a LIBOR quote shall be subject to redetermination by the Lender of the applicable LIBOR for the LIBOR Advance.

(d) Taxes and Regulatory Costs.  The Borrowers shall pay the Lender with respect to any LIBOR Advance, upon demand and in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR.  In determining which of the foregoing are attributable to any LIBOR option available to the Borrowers hereunder, any reasonable allocation made by the Lender among its operations shall be conclusive and binding upon the Borrowers.

(xi)           Schedules to Credit Agreement.  Schedule 5.1, Schedule 5.4, Schedule 5.6, Schedule 5.12, Schedule 5.16, Schedule 7.1, Schedule 7.2, Schedule 7.3 and Schedule 7.4 of the Credit Agreement are amended by annexing thereto and making a part thereof Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 6, Schedule 7, Schedule 8, Schedule 9 and Schedule 10 hereto, respectively.

Section Three.  Representations and Warranties.  To induce the Lender to enter into this Amendment, each Loan Party warrants and represents to the Lender as follows:

(i)               all of the representations and warranties contained in the Credit Agreement and each other Loan Document, in each case, after giving effect to this Amendment, continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

(ii)               the execution, delivery and performance by each Loan Party of this Amendment, the consummation of the transactions herein contemplated and the compliance with the provisions hereof have been duly authorized by all necessary corporate action and do not and will not (A) require any consent or approval of such Loan Party’s stockholders; (B) require any authorization, consent, license, permit or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, license, permit, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof and such filings with the Securities and Exchange Commission as are required by applicable law; (C) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to such Loan Party or of such Loan Party’s articles of incorporation or bylaws; (D) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected; or (E) result in, or require, the creation or imposition of any Lien (other than in favor of the Lender) upon or with respect to any of the properties now owned or hereafter acquired by such Loan Party;

(iii)              upon its execution, this Amendment shall constitute the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms;

(iv)             no Default or Event of Default has occurred and is continuing; and

(v)              since the date of the audited financial statements of the Borrowers for the fiscal year ended December 31, 2006, there has been no material adverse change in any Borrower’s business, properties or condition (financial or otherwise).

Section Four.  Conditions Precedent.  The addition of S&A as a Borrower and a Guarantor under and party to the Credit Agreement, the Guaranty and the other Loan Documents pursuant to Section One hereof and the amendments to the Credit Agreement set forth in Section Two hereof shall become effective upon the date on which all of the following events shall have occurred:

(i)                the Lender shall have received this Amendment, duly executed by each Loan Party;

(ii)              the Lender shall have received payment of all fees and disbursements incurred by the Lender in connection with the preparation, negotiation and closing of this Amendment and the transactions contemplated to occur hereunder;

(iii)              no event has occurred and is continuing which constitutes a Default or an Event of Default, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred since the date of the Borrowers’ audited financial statements for the fiscal year ended December 31, 2006;

(iv)             the Lender shall have received a certificate of each Loan Party’s Secretary or Assistant Secretary certifying as to (A) the resolutions of such Loan Party’s directors and, if required, shareholders, authorizing the execution, delivery and performance of this Amendment, (B) such Loan Party’s articles of incorporation and bylaws, and (C) the signatures of such Loan Party’s officers or agents authorized to execute and deliver this Amendment and other instruments, agreements and certificates to be delivered in connection with this Amendment on such Loan Party’s behalf;

(v)              the Lender shall have received a current good standing certificate issued by the Secretary of State of each Loan Party’s state of incorporation certifying that such Loan Party is in good standing in such state;

(vi)             the Lender shall have received a Revolving Note in the principal amount of Twenty-Five Million Dollars ($25,000,000) duly executed and delivered by each Loan Party, in exchange for the Revolving Note dated July 28, 2004, in the principal amount of Fifteen Million Dollars ($15,000,000);

(vii)            the Lender shall have received true and correct copies of all leases pursuant to which S&A is leasing any of the Premises, together with a landlord’s waiver and consent with respect to each such lease;

(viii)           the Lender shall have received true and correct copies of any and all mortgages pursuant to which S&A has mortgaged any of the Premises, together with a mortgagee’s disclaimer and consent with respect to each such mortgage;

(ix)              the Lender shall have received true and correct copies of any and all agreements pursuant to which S&A’s property is in the possession of any Person other than S&A together with (a) an acknowledgment and waiver of liens from each bailee, processor and subcontractor who has possession of S&A’s goods from time to time, (b) UCC financing statements sufficient to protect S&A’s and the Lender’s interests in such goods, and (c) UCC searches showing that no other secured party has filed a financing statement covering such Person’s property other than S&A, or if there exists any such secured party, evidence that each such secured party has received notice from S&A and the Lender sufficient to protect S&A’s and the Lender’s interests in S&A’s goods from any claim by such secured party;

(x)               the Lender shall have received from William Pagano a duly executed original (or an executed facsimile copy) of the Support Agreement Confirmation in substantially the form attached hereto as Exhibit C;

(xi)              the Lender shall have received an amendment to the Stock Pledge Agreement, dated as of July 28, 2004, made by Colonial in favor of the Lender, duly executed and delivered by Colonial, together with the stock certificates for all of the shares of issued and outstanding common stock of S&A, together with undated stock powers;

(xii)             the Lender shall have received a duly executed original (or an executed facsimile copy) Post-Closing Undertaking Letter, dated as of the dated hereof, made by S&A in favor of the Lender;

(xiii)    the Lender’s Credit Committee shall have given its final credit approval to the transactions contemplated to occur hereunder;

(xiv)    the Lender shall have completed to its satisfaction an examination and inspection of the Collateral in which S&A has rights and the books and records of S&A, and the results thereof shall be satisfactory to the Lender;

(xv)            the Lender shall have received the results of current searches of appropriate filing offices showing that (a) no state or federal tax liens have been filed and remain in effect against S&A, (b) no financing statements have been filed and remain in effect against S&A, and (c) the Lender has duly filed all financing statements necessary to perfect the Liens of the Lender under the Loan Documents with respect to the Collateral in which S&A has rights, to the extent such Liens are capable of being perfected by filing;

(xvi)            the Lender shall have received evidence that S&A is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary;

(xvii)           the Lender shall have received a certificate of an officer of S&A confirming the representations and warranties set forth in Article V of the Credit Agreement, after giving effect to this Amendment;

(xviii)          the Lender shall have received an opinion of counsel to each Loan Party, addressed to the Lender;

(xix)             the Lender shall have received certificates of the insurance required under the Credit Agreement with respect to S&A, with all casualty, loss and hazard insurance policies containing the Lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured;

(xx)              the Lender shall have received a copy of the fully executed Purchase Agreement, together with the exhibits and schedules thereto, which shall be satisfactory to the Lender;

(xxi)             the Lender shall have received from each Guarantor (including S&A) a duly executed original (or an executed facsimile copy) of the Guarantor Acknowledgment and Consent in substantially the form attached hereto as Exhibit A;

(xxii)            the Lender shall have received from each holder of Subordinated Debt a duly executed original (or an executed facsimile copy) of the Subordinated Lender Acknowledgment and Consent in substantially the form attached hereto as Exhibit B; and

(xxiii)           the Lender shall have received such other documents as the Lender in its sole discretion, which discretion shall be exercised in a commercially reasonable manner, may require.

Section Five.  General Provisions.

(i)           Except as herein expressly amended, the Credit Agreement, the Guaranty and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(ii)         All references to the Credit Agreement, the Guaranty and the other Loan Documents in the Loan Documents shall mean the Credit Agreement, the Guaranty and the other Loan Documents as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

(iii)         This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(iv)        This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Loan Parties and the Lender have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

AMERICAN/UNIVERSAL SUPPLY, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: Vice President

THE RAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: Executive Vice President

UNIVERSAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: President

S&A PURCHASING CORP.

By:	/s/ William Pagano
Name: William Pagano
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

By:	/s/ Baraka Stewart
Name: Baraka Stewart
Title: Vice President

Schedule 1

Names, Chief Executive Offices and Collateral Locations

Name:

S&A Purchasing Corp.

Chief Executive Office:

S&A Purchasing Corp.
275 Wagaraw Road
Hawthorne, NJ 07506

Collateral Locations:

S&A Purchasing Corp.
20 & 40 Maple Avenue
Great Barrington, MA 01230

S&A Purchasing Corp.
1131 East Street
Pittsfield, MA 01201

S&A Purchasing Corp.
992 Massachusetts Avenue
North Adams, MA 01247

Tax ID Number:

26-0778121

Schedule 2

Subsidiaries

None

Schedule 3

Litigation

None

Schedule 4

Environmental Citations

None

Schedule 5

Name and Structural Changes

None

Schedule 6

Licenses, Permits and Intellectual Property

None

Schedule 7

Existing Liens

See Schedule 8

Schedule 8

Existing Debt

S&A SUPPLY, INC.

VEHICLE LOANS PAYABLE (Per 7/31/07 TB)

7/31/07

						Proj.
						Bal.
G/L	Bank	Vehicle	CI	LT	T	9/10/07

242003 260603	Legacy	Ford F-650 Box Truck	9,934	21,841	31,775	30,823

242901 260901	Greylock	’05 Toyota Tundra	3,862	5,492	9,354	8,974

243001 267501	GMAC	’04 GMC Rack Body	6,470	4,461	10,931	10,391

243201 269001	GMAC	’04 Chevy Colorado	4,975	3,732	8,707	7,878

243203 267503	Greylock	’07 Toyota Tundra	7,111	17,182	24,293	23,817

243401 261501	GMAC	’04 Chev. PU/w/plow (Silverado)	6,754	2,030	8,784	8,216

244501 267801	Greylock	'05 Chev. ¾ ton (Silverado)	5,583	4,713	10,296	9,293

245005 267905	Greylock	’06 Ford F350 Rack	2,973	18,134	21,107	20,509

248603	Berkshire	’03 Chev.	493		493	-0-

248703 262003	Greylock	’05 Chev. ½ ton (Silverado)	5,401	4,543	9,944	8,954

249003 270003	Greylock	’06 Ford F250 WH/RE	3,538	11,552	15,090	14,421

249203 268003	Ford Credit	’03 Ford WH Van (E-150)	3,799	(1,891)	1,908	772

250103 267303	Berkshire	’06 GMC ExCab (K-25)	4,794	11,414	16,208	15,022

251001 268101	Legacy	’05 Ford F650 Box Truck	9,934	21,841	31,775	30,823

###### 260503	Ford Credit	’03 Ford F-250	-	(753)	(753)	-0-

###### 267403	Berkshire	’07 GMC 3500 Rack	-	24,442	24,442	25,119

###### 267603	Berkshire	’07 GMC 2500 P/UP	-	23,563	23,563	24,003
		Total			247,917	239,015

Schedule 9

Existing Guaranties and Contingent Liabilities

None

Schedule 10

Existing Investments and Loans

See Schedule 8

Exhibit A

Guarantor Acknowledgment and Consent

The undersigned, each a guarantor with respect to the obligations of American/Universal Supply, Inc., a New York corporation (“American”), The RAL Supply Group, Inc., a New York corporation (“RAL”), Universal Supply Group, Inc., a New York corporation (“Universal”; American, RAL and Universal are collectively referred to as, the “Existing Borrowers”) and S&A Purchasing Corp., a New York corporation (the “New Borrower”; the Existing Borrowers and the New Borrower are collectively referred to as the “Borrowers”), to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, as successor to Wells Fargo Business Credit, Inc. (the “Lender”), under the Credit and Security Agreement, dated as of July 28, 2004, as amended by the First Amendment, dated as of May 11, 2006 (as further amended from time to time, the “Credit Agreement”), by and among the Borrowers and the Lender, hereby (i) acknowledges and consents to the execution, delivery and performance by the Borrowers of the Second Amendment, dated as of September 10, 2007 (the “Amendment”), to and under the Credit and Security Agreement, by and among, the Borrowers and the Lender, attached hereto as Annex A, (ii) reaffirms and agrees that the Guaranty by Corporations, dated as of July 28, 2004, as supplemented by the Guarantor Acknowledgment and Consent, dated as of May 11, 2006 (as further supplemented or amended from time to time, the “Guaranty”), made by the undersigned (other than New Borrower) for the benefit of the Lender is in full force and effect, without defense, offset or counterclaim, and will remain in full force and effect from and after the effective date of the Amendment, and the undersigned acknowledges and guarantees the Indebtedness (as defined in the Guaranty), including, without limiting the generality of the foregoing, the obligations of the Borrowers under the Credit Agreement, as amended by the Amendment; and (iii) represents and warrants that the execution, delivery and performance of this Guarantor Acknowledgment and the performance of the Guaranty as supplemented by this Consent have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of such undersigned’s stockholders, or require any authorization, consent, license, permit or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, license, permit, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, in order for this Consent or the Guaranty, as amended and supplemented by this Consent, to be effective and enforceable against the undersigned with respect to all of the Indebtedness (as defined in the Guaranty).

In addition to the foregoing, Colonial Commercial Corp. (“Colonial”) hereby (i) reaffirms and agrees that each of the General Security Agreement, dated as of July 28, 2004 (as amended from time to time, the “Security Agreement”), entered into by Colonial and the Lender and the Securities Pledge Agreement, dated as of July 28, 2004, as amended by the First Amendment to the Securities Pledge Agreement, dated as of September 10, 2007 (as further amended from time to time, the “Pledge Agreement” and, together with the Security Agreement, the “Collateral Documents”), made by Colonial in favor of the Lender is in full force and effect, and will remain in full force and effect from and after the effective date of the Amendment, and acknowledges that the Collateral (as defined in the Security Agreement) and the Pledged Collateral (as defined in the Pledge Agreement) will secure the Indebtedness (as defined in the Guaranty), and (ii) represents and warrants to the Lender that as of the date hereof, all of the representations and warranties of Colonial contained in the Collateral Documents, as supplemented by this Consent, continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date. Unless otherwise specified herein, capitalized terms used herein have the meanings specified in the Amendment.

AMERICAN/UNIVERSAL SUPPLY, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: Vice President

THE RAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: Executive Vice President

UNIVERSAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: President

S&A PURCHASING CORP.

By:	/s/ William Pagano
Name: William Pagano
Title: President

COLONIAL COMMERCIAL CORP.

By:	/s/ William Pagano
Name: William Pagano
Title: Chief Executive Officer

Annex A to Guarantor
Acknowledgment and Consent

Second Amendment

Exhibit B

Subordinated Lender Acknowledgment and Consent

The undersigned, each a holder of Subordinated Debt (as defined in the Credit and Security Agreement, dated as of July 28, 2004 (as amended from time to time, the “Credit Agreement”)), by and among American/Universal Supply, Inc., a New York corporation (“American”), The RAL Supply Group, Inc., a New York corporation (“RAL”), Universal Supply Group, Inc., a New York corporation (“Universal”), and S&A Purchasing Corp., a New York corporation (“S&A”; American together with RAL, Universal and S&A are collectively referred to as, the “Borrowers”), and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, as successor to Wells Fargo Business Credit, Inc., hereby (i) acknowledges and consents to the execution, delivery and performance by the Borrowers of the Second Amendment, dated as of September 10, 2007 (the “Amendment”), to and under the Credit Agreement, attached hereto as Annex A, (ii) reaffirms and agrees that the Subordination Agreement set forth on Annex B attached hereto to which it is a party (each as amended from time to time, the “Subordination Agreement”), is in full force and effect, and will remain in full force and effect from and after the effective date of the Amendment, and (iii) acknowledges that the execution, delivery and performance of this Subordinated Lender Acknowledgment and Consent (the “Consent”) and the performance of the Subordination Agreement, as amended and supplemented by this Consent, do not and will not require any consent or approval of any other Person, or require any authorization, consent, license, permit or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, license, permit, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, in order for this Consent or the Subordination Agreement, as amended and supplemented by this Consent, to be effective and enforceable against the undersigned. Unless otherwise specified herein, capitalized terms used herein have the meanings specified in the Amendment.

HILDEBRANDT PROPERTIES, LLC

By:	/s/ John A. Hildebrandt
Name: John A. Hildebrandt
Title:

/s/ Paul H. Hildebrandt
Paul H. Hildebrandt

COLONIAL COMMERCIAL CORP.

By:	/s/ William Pagano
Name: William Pagano
Title: Chief Executive Officer

GOLDMAN ASSOCIATES OF NEW YORK, INC.

By:	/s/ Melissa Goldman-Williams
Name: Melissa Goldman-Williams
Title: Vice President of Operations

For Rita Folger, William Pagano, Paul H. Hildebrandt, John A. Hildebrandt, Eileen Goldman, William Salek, James Fallon, Richard A. Cancelosi and Margaret Friedrich by Power of Attorney

/s/ William Pagano
William Pagano, Attorney-in-Fact

Annex A to Subordinated Lender
Acknowledgment and Consent

Second Amendment

Annex B to Subordinated Lender
Acknowledgment and Consent

Subordination Agreements

Subordination Agreement, dated as of the 28th day of July, 2004, as amended from time to time, made by Hildebrandt Properties, LLC, for the benefit of Wells Fargo Business Credit, Inc.

Subordination Agreement, dated as of the 28th day of July, 2004, as amended from time to time, made by Paul H. Hildebrandt, for the benefit of Wells Fargo Business Credit, Inc.

Subordination Agreement, dated as of the 28th day of July, 2004, as amended from time to time, made by Colonial Commercial Corp. for the benefit of Wells Fargo Business Credit, Inc.

Subordination Agreement, dated as of the 28th day of July, 2004, as amended from time to time, made by Goldman Associates of New York, Inc., a New York corporation, for the benefit of Wells Fargo Business Credit, Inc.

Subordination Agreement, dated as of the 28th day of July, 2004, as amended from time to time, made by Rita Folger, William Pagano, Paul H. Hildebrandt, John A. Hildebrandt, Eileen Goldman, William Salek, James Fallon, Richard A. Cancelosi and Margaret Friedrich, for the benefit of Wells Fargo Business Credit, Inc.

Exhibit C

Support Agreement Confirmation

The undersigned, each a party to that certain Support Agreement, dated as July 28, 2004 (as the same may be amended from time to time, the “Support Agreement”), by and among American/Universal Supply, Inc. (“American”), The RAL Supply Group, Inc. (“RAL”), Universal Supply Group, Inc. (“Universal”), and S&A Purchasing Corp., a New York corporation (“New Borrower”; American together with RAL, Universal and New Borrower are collectively referred to as, the “Borrowers”) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, as successor to Wells Fargo Business Credit, Inc. (the “Lender”), hereby (i) acknowledges and consents to the execution, delivery and performance by the Borrowers of the Second Amendment, dated as of September 10, 2007 (the “Amendment”), to and under the Credit and Security Agreement, by and among, the Borrowers and the Lender, attached hereto as Annex A, and (ii) reaffirms and agrees that the Support Agreement, made by the undersigned for the benefit of the Lender is in full force and effect, and will remain in full force and effect from and after the effective date of the Amendment. Unless otherwise specified herein, capitalized terms used herein have the meanings specified in the Amendment.

/s/ William Pagano
William Pagano

AMERICAN/UNIVERSAL SUPPLY, INC.
By:	/s/ William Pagano
Name: William Pagano
Title: Vice President

THE RAL SUPPLY GROUP, INC.
By:	/s/ William Pagano
Name: William Pagano
Title: Executive Vice President

UNIVERSAL SUPPLY GROUP, INC.
By:	/s/ William Pagano
Name: William Pagano
Title: President

S&A PURCHASING CORP.
By:	/s/ William Pagano
Name: William Pagano
Title: President

Annex A to Support Agreement
Confirmation

Second Amendment